- --    4115

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JUCESP PROTOCOL0-
0.873.959/14-0

Illll/lII/II/llll lllll lllll /I/IIII/II /I/III/I/I lllllII/Illll
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SIG -coMBfB[OC DO BRASIL LTOA.
57a ALTERAAO E CONSOLIDAAO DO CONTRATO SOCIAL

-:EN-r:J-/MF n. 01.861.489 /0001-59 NIRE 35.214.397.342

Pelo presente instrumento particular,

SIG AUSTRIA HOLDING GMBH, sociedade constituida e existente de acordo com as leis da Austria, com sede na AT-5760 Saalfelden, lndustriestrasse, Landesgericht Salzburg, FN n° 236071, na Austri a, inscrita no CNPJ/MF sob o n° 08.539.051 /0001-06, neste ato representada por sua bastante procuradora, Dra. Audineia Candia, brasileira, advogada, inscrita na Ordem dos Advogados do Brasil, Sec;:ao de Sao Paulo, sob n°. 168.534, portadora do RG n° 23.391.101-7 SSP-SP e inscrita no CPF/MF sob n°. 184.918. 578-69, com escrit6rio na cidade de Sao Paulo, Estado de Sao Paulo, Brasil, na Rua Funchal, 418, conjunto 1401, 14° andar, ·vila Ol mpia, CEP: 04551-060, conforme procurac;:ao arquivada na Junta Comercial de Sao Paulo em sessao do dia 23 /07/ 2014, sob o n° 282.807 /14-7 e;

SIG COMBIBLOC S.A, sociedade constituida e existente de acordo com as leis da Espanha, com sede na Avenida Doctor Severo Ochoa, 47, Alcobentas, Madri, Espanha,
inscrita no CNPJ/MF sob o n° 05.595. 950/0001-20, neste ato representada por sua bastante procuradora, Dra. Audineia Candia, acima qualificada, conforme procurac;:ao arquivada na Junta Comercial de Sao Paulo em sessao do dia 23 /07/2014, sob o n° 282.806/14-3.

Na qualidade de s6cios-quotistas, representando a totalidade do capital social da SIG COMBIBLOC DO BRASIL LTDA., sociedade empresaria limitada, com sede na Rua Funchal, 418, Edifkio e-Tower, 14° andar, Vila Olimpia, CEP 04551-060, na cidade de Sao Paulo, Estado de Sao Paulo, inscrita no CNPJ/MF sob o n. 01.861.489 /0001-59, com seus ates constitutivos devidamente registrados na Junta Comercial de Sao Paulo sob o NIRE n° 35.214.397 .342, decidem, por unanimidade, proceder a seguinte alterac;:ao do contrato social:

I.	ALTERAAO DO CONTRATO SOCIAL

I.1.	Desligamento de Administrador da Sociedade

Fica consignado o desligamento do Sr. SIMON DE MELLO SAMPEDRO, brasileiro, engenheiro, portador do RG n° 601658771-6 SSP /RS e inscrito no CPF sob o n°
486. 746.560-72, residente e domiciliado na Rua das Andorinhas, 1156, na cidade de Braganc;:a, Estado de Sao Paulo, CEP: 12941-664, do cargo de Diretor Industrial, em 10/01/2014.

I.3	ALTERAAO DO TEXTO DO CONTRATO SOCIAL

Em razao da alterac;:ao acima, ficam alteradas as clausulas 6a e 8a do Contrato Social que passarao a vigorar com a seguinte redac;:ao:

CLAUSULA 6A - ADMINISTR!-CAO

A sociedade, que pode ser administrada par s6cios OU nao s6cios, e administrada pelos seguintes administradores:

a)    Sr. RICARDO LANA RODRIGUEZ , brasileiro, casado, portador da cedula de identidade RG n° 21.461.698-8 SSP/ SP, inscrito no CPF-MF sob o n° 072.442.708- 28, com escri t6rio na Rua Funchal , 418, Edif icio e-Tower, 14° andar, Vila Olimpia, CEP 04551.060, Sao Paulo, Estado de Sao Paulo, com o titulo de Diretor Executivo;

b)    Sr . RODRIGO DABUS SALOMAO, brasileiro, casado, engenheiro, portador do RG n° 22.714.762-5 SSP!SP e inscrito no CPFIMF sob o n° 252.650.378-70, com escrit6rio na Rua Funchal , 418, Edificio e-Tower, 14° andar, Vila Olimpia, CEP 04551.060, Sao Paulo, Estado de Sao Paulo, com o titulo de Diretor Financeiro.

Parci grafo {mico

Declaram os administradores, nos termos do art. 1.011, §1 ° do C6digo Civil, que nao estlio impedidos por lei especial , bem coma nao estlio condenados por nenhum crime, cuja pena vede, ainda que temporariamente, o acesso a cargos publicos; ou por crime falimentar, e prevaricac;ao, peita ou suborno, concussao, peculato ou contra a economia popular , contra o sistema financeiro nacional , contra as normas de defesa da concorrencia, contra as relac;oes de consumo, a te publica ou a propriedade.

CLAUSULA BA - REGRAS GERAIS PARA REPRESENTACAO DA SOCIEDADE

A representac;ao da sociedade far-se-6., em todos os casos, de acordo com as seguintes regras, competindo ao Diretor Executivo e ao Diretor Financeiro, dentro dos Iimites da Lei e deste Contrato Social :

a)nos atos de mera rotina e simples correspondencia e nos ato de representac;ao perante repartic;oes publicas ou em quaisquer processos administrativos, o Diretor Executivo , ao Diretor flnanceiro ou qualquer procurador por eles designados poderao agir individualmente, dentro de seus deveres, poderes e responsabilidades, coma definidos neste Contrato Social ;

b)em todos os atos, documentos ou contratos, publicos ou particulares, que envolvam responsabilidade para a sociedade, inclusive na emissao de cheques e titulos de credito de qualquer natureza, na emissao de duplicatas e nos respectivos endossos para cobranc;a, endossos para dep6sitos de cheques em name da sociedade bem coma para o desembolso de quaisquer fundos da sociedade, sera necessaria a assinatura conjunta de dois administradores ou de dois
Procuradores da sociedade, a excec;ao daqueles envolvendo valores superiores ao equivalentes em reais a €$ 300.000 ,00 (trezentos mil euros), quando sera necessaria e obrigat6ria a assinatura conjunta de dais administradores ou de um procurador da sociedade em conjunto com um dos administradores ou com um procurador designado pelo administrador , conforme tetra "d" abaixo, ou com um procurador designado pela s6cia possuidora da maior parcela do capital social.

Essa Umrt:ci<;ao- nao se - aplica- - a atos envolvendo operac;oes entre empresas pertencentes ao Grupo SIG e ao grupo Reynolds Group Holdings Umited.

c)os instrumentos ;:,e- piccurac;ao serao outorgados pelo Diretor Executivo ou pelo Diretor Finan-ceiro agindo isoladamente. Todos os instrumentos de procurac;ao deverao ser outorgados para f ins especif icos, par prazo determinado sendo vedado o substabelecimento, exceto no tocante aos instrumentos de procurac;ao "ad Judida" que poderao ser outorgados par prazo indeterminado e canter o poder de substabelecimento.

d)Quaisquer dos administradores poderao, em casos especificos e par tempo determinado, substabelecer seus poderes a qualquer procurador bem coma autoriza- lo a assinar isoladamente em name da sociedade.

Parcigrafo {mica

Fica expressamente vedado aos Administradores e aos Procuradores assumir obrigac;oes que sejam estranhas ao objeto social , bem coma fornecer garantias, fianc;as ou avais ou usar o name da sociedade em qualquer obrigac;ao de favor a terceiros ou aos pr6prios quotistas, exceto se previamente autorizados pelos 56cios-quotistas. Tais atos, quando praticados com violac;ao das disposic;oes adma, serao nulos de pleno direito, inoperantes e nao produzirao qualquer efeito com relac;ao a sociedade e aos s6cios.

II.	CONSOLIDA<;AO DO CONTRATO SOCIAL

Em razao das deliberac;:6es acima, resolvem as quotistas consolidar o Contrato Social da Sociedade, de tal forma que o mesmo passe a vigorar na sua integra, com a seguinte redac;:ao:

"CONTRATO SOCIAL DA SIG COMBIBLOC DO BRASIL LTDA. CNPJ/MF n. 01.861.489/0001-59
NIRE 35.214.397.342 CLAUSULA 1A - DENOMINAC:AO E SEDE SOCIAL
A sociedade empresaria girara nesta e nas demais prac;:as do pais sob a denomi nac;:ao
"SIG COMBI BLOC DO BRASI L LTDA." e rege-se pelo presente Contrato Social, pelas disposic;:6es legais aplicaveis as sociedades limitada, e, supletivamente, pela Lei das Sociedades Anoni mas.

Paragrafo Primei ro

A sociedade tern sede e foro juridico na cidade de Sao Paulo, Estado de Sao Paulo, na Rua Funchal, 418, Edificio e-Tower, 14° andar, Vila Olimpia, CEP 04551-060.

Paragrafo Segundo

A sociedade possui filiais nos seguintes enderec;:os:

a)Filial na cidade de Buenos Aires, na Calle Montevideu, 1.012 - Piso 4, Oficina "G", na Republica Federal da Argentina;

b)Filial na cidade de Santiago, na Rua Augusto Leguia Norte, n° 100, Dept 309, na Republica Federal do Chile;
c)Filial na cidade de Barueri, a Avenida Tocantins, n.0 630, Modulo 7, Condominio Empresarial Multiplo Tocantins, Barueri, Estado de Sao Paulo, CEP: 06455-020, inscrita no CNPJ sob o n° 01.861.489/0003-10, com capital destacado de RS 1.000,00 (mil reais); que desenvolvera, dentre as atividades da matriz, a atividade principal de (i) importac;:ao e exportac;:ao de partes e pec;:as de maquinas e equipamentos, para envase ; (ii) dep6sito de materiais de empacotamento e embalagem correlatos, de produtos alimenticios em geral; bem como a (iii) prestac;:ao de servic;:os de instalac;:ao, assistencia tecnica, manutenc;:ao, conserto e recondicionamento de maquinas e equipamentos de envase , enchimento e/ou de empacotamento;

d)Filial na cidade de Campo Largo, Estado do Parana, na Rodovia BR-277, km 120,4 n° 3811 - Bairro Guabiroba - CEP 83605-420, inscrita no CNPJ sob o n° 01.861.489/0004-00, com capital destacado de RS 1.000,00 (mil reais), que desenvolvera as mesmas atividades da matriz e como atividade principal (i) a produc;:ao, fabricac;:ao, distribuic;:ao, compra e venda, embalagem, reembalagem, dep6sito, exportac;:ao, importac;:ao, expedic;:ao e transporte de materiais de embalagem e de empacotamento, assim como a importac;:ao e exportac;:ao de quaisquer insumos ou bens relacionados com essas atividade, tais como (ii) importar, comprar, vender, arrendar e alugar, maquinas e equipamentos para envase, enchimento e Jou empacotamento, e (iii) a prestac;:ao de servic;:os de treinamento para utilizac;:ao dos referidos equipamentos e dos materiais de empacotamento e correlatos;

e)Filial na cidade de Caxias do Sul, Estado do Rio Grande do Sul, na Rua Pinheiro Machado, 1433, Sala 03, Centro, CEP: 95020-170, inscrita no CNPJ sob o n° 01.861.489/0005-82, com capital destacado de RS 1.000,00 (mil reais), que desenvolvera as mesmas atividades da matriz, em especial a (i) importac;:ao e exportac;:ao de materiais de empacotamento e embalagens e (ii) compra, venda, distribuic;:ao e dep6sito de materiais de empacotamento e embalagem correlatos, bem como de produtos alimenticios em geral; e

f)Filial cidade de Uberlandia, Estado de Minas Gerais, na Avenida Jose Andraus Gassani n° 4740 - parte - Bairro Industrial, CEP 38402-324, inscrita no CNPJ sob o n° 01.861.489/0007-44, com capital destacado de RS 1.000,00 (mil reais), que desenvolvera as atividades de importac;:ao, venda e centro distribuic;:ao de embalagens cartonadas assepticas (NBM/SH 48192000), canudos plasticos (NBM/SH 39173229), tampas plasticas para embalagens cartonadas assepticas (NMB/SH 39235000) e importac;:ao e arrendamento de maquinas enchedoras para embalagens cartonadas assepticas, "UHT" .

Paragrafo tercefro -

A sociedade podera estabelecer ou encerrar escrit6rios, filiais e sucursais no Brasil e no exterior.    -

CLAUSU LA 2A - OBJETO SOCIAL

A sociedade tern como objeto social:

a))    compra, venda e locac;:ao de equi pamentos de enchimento e/ou de empacotamento;

b)prestac;:ao de servic;:os de instalac;:ao, assistencia tecnica, man utenc;:ao, conserto e recondicionamento de equipamentos de enchimento e/ou de empacotamento;

c)fabricac;:ao, ind ustrializac;:ao, compra, venda, distribuic;:ao e dep6sito de materiais de empacotamento e embalagem;

d )    prestac;:ao de servic;:os de assistencia tecnica, man utenc;:ao e de treinamento para utilizac;:ao dos equipamentos de enchimento e/ou de empacotamento, bem como do man useio dos materiais de empacotamento e embalagem correlates;

e)    importac;:ao e exportac;:ao de equipamentos de enchimento e/ou de empacotamento, de materiais de empacotamento e embalagem correlates, bem como de prod utos alimenticios em geral;

f )	a execuc;:ao e desem penho em geral de todos os ti pos de atividades e contratos, civis ou comerciais, relacionados as atividades sociais;

g)    a representac;:ao comercial de empresas nacionais e estrangeiras;

h )    a partici pac;:ao em outras empresas civis ou comerciais, como quotista ou acionista.

i )    importac;:ao, venda e distribuic;:ao de bebidas em geral, inclusive vinhos e outros derivados de uva.

ClAUSU LA 3A - PRAZO DE DU RACAO

A sociedade tern prazo de durac;:ao indetermi nado. CLAUSU LA 4A - CAPITAL SOCIAL
0 capital social de RS 722.386.462,00 (setecentos e vi nte e dais milh6es, trezentos e oitenta e seis mil, quatrocentos e sessenta e dais reais), dividido em 722.386.462 (setecentas e vinte e duas milhoes, trezentas e oitenta e seis mil, quatrocentas e sessenta e duas) quotas, no valor nomi nal de RS 1,00 (um real) cada, distribuido entre os socios como segue:

SOCIAS QUOTISTAS	QUOTAS	VALOR EM RS	%
SIG AUSTRIA HOLDING GMH. :	722.386.461	722.386.461,00	99,99
SIG COMBIBLOC S.A.		1,00	0,01
TOTAL	722.386.462	722.386.462, 00	100

Paragrafo Primeiro

O capital social esta totalmente integralizado em moeda corrente nacional. Paragrafo Segundo
A responsabilidade dos quotistas - nos termos do artigo 1.052 da Lei n. 10.406, de 10 de janei ro de 2002 - e limitada ao valor de suas quotas, mas respondem todos solidariamente pela integraliza<;:ao do capital social.

Paragrafo Terceiro

Os socios terao preferencia para a subscri<;:ao de novas quotas de capital, na hipotese de aumento de capital, na propor<;:ao das respectivas participa<;:6es por eles detidas na sociedade.

Paragrafo Quarto
A totalidade das quotas pertencentes a quotista SIG Austria Holding GmbH esta empenhada em favor de The Bank of New York Mellon, agindo em favor dos beneficiarios, conforme os termos e condi<;:6es do Contrato de Penhor de Quotas celebrado entre a SIG Austria Holding GmbH, SIG Combibloc do Brasil Ltda e The Bank of New York Mellon em 30 de mar<;:o de 2010.

CLAUSULA 5A - CONSENTIMENTO PREVIO

Nenhum socio quotista podera alienar, ceder ou onerar suas quotas ou seu direito de preferencia na aquisi<;:ao de quotas novas, sem a previa e expressa anuencia, por escrito, do socio detentor da maioria do capital social.

CLAUSULA 6A - ADMINISTRACAO

A sociedade, que pode ser administrada por socios OU nao socios, e administrada pelos seguintes administradores:

a)Sr. RICARDO LANA RODRIGUEZ, brasileiro, casado, portador da cedula de identidade RG n° 21.461.698-8 SSP/ SP, inscrito no CPF-MF sob o n° 072.442.708- 28, com escritorio na Rua Funchal, 418, Ediffcio e-Tower, 14° andar, Vila Ol mpia, CEP 04551.060, Sao Paulo, Estado de Sao Paulo, com o titulo de Diretor Executive;

-
b) Sr. RObRICiO DABUS-SALOMAO, -brasilei ro, casado, engenhei ro, portador do
RG n° 22.714.762-5 SSP/SP e inscrito no CPF/MF sob o n° 252.650.378-70, com escrit6rio na Rua Funchal, 418, Edificio e-Tower, 14° andar, Vila Olimpia, CEP 04551 .060, Sao PatJo, C:jtado de Sao Paulo, com o titulo de Di retor Fi nancei ro.

Paragrafo unico

Decla ram os administradores, nos termos do art. 1.011, §1 ° do C6digo Civil, que nao estao impedidos par lei especial, bem coma nao estao condenados par nenhum crime, cuja pena vede, ainda que temporariamente, o acesso a cargos publicos; ou par crime falimentar, e prevaricac;:ao, peita ou suborno, concussao, peculate ou contra a economia popula r, contra o sistema financei ro nacional, contra as normas de defesa da concorrencia, contra as relac;:6es de consume, a fe publica ou a propriedade.

CLA.USULA 7A - ATRIBUICOES ESPECfFICAS DOS ADMINISTRADORES

Observadas as restric;:6es das clausulas 8A e 9A abaixo, os Administradores da sociedade terao, i ndivid ualmente, alem dos direitos e atribuic;:oes espedficos aos cargos, os seguintes poderes e atribuic;:6es pa ra agindo isoladamente:

a)usar a denomi nac;:ao social e representar a sociedade ativa e passivamente, em juizo e fora dele, administrar, supervisiona r e coordenar todos os neg6cios e atividades da Sociedade, bem coma praticar quaisq uer atos necessaries ao regula r funcionamento da Sociedade , assumi ndo quaisq uer obrigac;:6es no ambito dos poderes autorizados par este Contrato Social;

b)supervisionar, orientar e coordenar as atividades dos demais funcionarios, estabelecendo as func;:6es de cada um dentro do seu setor de atividade;

c)assegurar que todas as decis6es dos quotistas sejam observadas bem coma mante-los informados das atividades e operac;:6es da sociedade;

d )    convocar e presidi r reuni6es internas da sociedade;

Paragrafo unico

Observadas as restric;:6es das clausulas, os procuradores da sociedade deverao buscar orientac;:ao dos Administradores assim coma cooperar e assessora-los na administrac;:ao dos neg6cios da sociedade, desenvolvendo as atividades que lhes forem solicitadas dentro dos limites da lei e deste Contrato Social.

CLAUSULA gA _ REGRAS GERAIS PARA REPRESENTACAO DA SOCIEDADE

A representac;:ao da sociedade far-se-a, em todos os casos, de acordo com as seguintes regras, competi ndo ao Diretor Executivo e ao Diretor Financeiro, dentro dos limites da Lei e deste Contrato Social:

a)nos atos de mera retina e simples correspondencia e nos ato de representa ao perante reparti6es publicas ou em quaisq uer processes administrativos, o Diretor Executive, ao Dirett1t -F·rl'anceiro ou qualq uer procu rador por eles designados poderao agir individ ualmente, dentro de seus deveres, poderes e responsabilidades, como definidos neste Contrato Social;

b)em todos os atos, documentos ou contratos, pu blicos ou particulares, que envolvam responsabilidade para a sociedade, inclusive na emissao de cheques e tltulos de credito de qualq uer natureza, na emissao de duplicatas e nos respectivos endossos para cobrana, endossos para depositos de cheq ues em nome da sociedade bem como para o desembolso de quaisq uer fundos da sociedade, sera necessaria a assinatura conju nta de dois administradores ou de dois Procu radores da sociedade, a exceao daqueles envolvendo valores superiores ao equivalentes em reais a €$ 300.000,00 (trezentos mil euros), quando sera necessaria e obrigatoria a assinatu ra conju nta de dois administradores ou de um procurador da sociedade em conjunto com um dos administradores ou com um procurador designado pelo administrador, conforme letra "d" abaixo, ou com um procu rador designado pela socia possuidora da maior parcela do capital social. Essa limitaao nao se aplica a atos envolvendo opera6es entre empresas pertencentes ao Grupo SIG e ao grupo Reynolds Group Holdi ngs Limited.

c)os instru mentos de procu raao serao outorgados pelo Diretor Executivo ou pelo Diretor Financeiro agindo isoladamente. Todos os instrumentos de procu raao deverao ser outorgados para fins espedficos, por prazo determinado sendo vedado o substabeleci mento, exceto no tocante aos instrumentos de procura ao "ad Judicia" que poderao ser outorgados por prazo indetermi nado e center o poder de substabelecimento.

d ) Quaisq uer dos administradores poderao, em casos espedficos e por tempo determinado, substabelecer seus poderes a qualq uer procu rador bem como autoriza-lo a assinar isoladamente em nome da sociedade.

Paragrafo u nico

Fica expressamente vedado aos Ad ministradores e aos Procuradores assumi r obriga6es que sejam estranhas ao objeto social, bem como fornecer garantias, fianas ou avais ou usar o nome da sociedade em qualq uer obrigaao de favor a tercei ros ou aos proprios quotistas, exceto se previamente autorizados pelos Socios-quotistas. Tais atos, quando praticados com violaao das disposi6es acima, serao nulos de pleno direito, inoperantes e nao prod uzi rao qualq uer efeito com relaao a sociedade e aos socios.
CLAUSULA 9A _ ATOS SUJEITOS A PREVIA APROVACAO DOS QUOTISTAS

As materias e praticas dos atos dos Ad ministradores ou qualq uer procu rador autorizado, abaixo relacionadas ficarao sujeitas a previa aprovaao, por escrito, da quotista possuidora da maior parcela do capital social:

a)	Contrataao e substitui ao de auditores independentes;

b)	Aprova ao das demonstra 6es financei ras da sociedade, quer anuais, semestrais ou por um prazo mais curto;

c)	a pratica dos seguintes atos:

(1)
aquisiao, a"iie:na.1::<lo ou oneraao par qualq uer forma, de bens im6veis e no caso de ativos fixos cujo valor individ ual em cada caso, exceda o valor equivalente em moeda nacional a €$ 100.000,00 (cem mil euros).

(2)
Firmar documentos ou contratos, publicos ou particulares, que envolvam responsabilidade e obriga6es para a sociedade, em valor anual superior ao equivalente em reais a €$ 300.000,00 (trezentos mil euros), par operaao, nao sendo admitido o seu desdobramento. O limite aqui estabelecido e a necessidade de aprovaao previa da quotista majoritaria nao se aplicam as opera6es realizadas entre as empresas do G rupo SIG e Reynolds Group Holdings Limited, bem coma nao se aplicam aos documentos, contratos e opera6es de arrendamento e prestaao de servios tecnicos relacionados as Linhas de Envase/ Enchi mento e de Fornecimento de embalagens e correlatos diretamente relacionadas as atividades do objeto social da empresa.

(3)
a contrataao de emprestimos com tercei ros ou a concessao de empresti mos de fundos da sociedade, ficando estabelecido, no entanto, que essas limita6es nao se aplicarao a concessao de creditos aos clientes da sociedade, no decurso normal das atividades sociais;

(4)
OUtorga de fiana, penhor OU OUtras garantias em favor de tercei ros, a exceao (i ) das opera6es decorrentes das atividades comerciais da empresa e estritamente ligadas ao objeto social e (ii ) das opera6es que se refi ram a locaao de im6veis residenciais para empregados do Grupo SIG em valor mensal nao superior ao equivalente em reais a €$ 5.000,00 (cinco mil euros);

(5)	a compra e venda de partici paao em outras sociedades, neg6cios ou empreendi mentos de qualq uer natureza, civis ou comerciais, no pais ou no exterior; coma s6cia, quotista ou acionista;

(6)	qualq uer reorganiza ao societaria, fusao incorpora ao, cisao ou liquidaao da sociedade.

(7)	Alienaao, a qualq uer titulo, dos direitos decorrentes da propriedade intelectual, tais coma inven6es, marcas e patentes.

(8)	A contrataao de quaisq uer empregados da sociedade com salario individ ual e mensal equivalente ou superior ao equivalente em reais a €$ 15.000,00 (quinze mil euros);

(9)	Abertu ra de contas bancarias em name da sociedade;

Paragrafo (mico

A autoriza<;:ao previa. da quotista para- a pratica pelo Ad ministrador dos atos previstos podera ser dada par meio de carta, fac-simile, e-mail au qualq uer outro meio idoneo, inclusive eletronico au ainda .mediante aprova<;:ao expressa de um procurador da quotista possuidora da maior·pa,cela do capital social.

CLAUSULA 10A - DELIBERACOES DOS QUOTISTAS

As delibera<;:6es sociais serao tomadas pelo socio representante da maioria do capital social.

Paragrafo (mico

Qualq uer altera<;:ao ao Contrato Social, inclusive para a exclusao de socio OU a transforma<;:ao da sociedade em sociedade anonima, serao validas e eficazes quando assinadas unicamente pelo socio detentor da maioria do capital social.

CLAUSULA 11A - RETIRADA DOS SOCIOS QUOTISTAS

A sociedade nao se dissolvera nos casos de exclusao, falencia, concordata, liquida<;:ao, insolvencia au retirada de qualq uer socio quotista, mas continuara suas atividades com o socio remanescente, a quern cabera, no prazo de 30 (trinta) dias da data do evento, indicar um tercei ro para o prossegui mento das atividades sociais.
Paragrafo (mico

0 valor dos respectivos haveres do socio excluido, insolvente, falido au retirante da sociedade sera apurado com base no valor do patri monio liq uido da sociedade, conforme determinado em seu ultimo balan<;:o patri monial. Tal pagamento sera feito com quern de direito, em 12 (doze) parcelas mensais, iguais e sucessivas, sem juros.

CLAUSULA 12A - EXERCfCIO FISCAL

0 exerdcio social inicia-se em 1° de janei ro e encerra-se em 31 de dezembro de cada ano. Dentro dos pri mei ros 3 (tres) meses de exerdcio social, serao levantados o balan<;:o patri monial e as demonstra<;:6es financei ras previstas em leis. Cada socio quotista recebera uma via do balan<;:o patri monial e das demonstra<;:6es financei ras da sociedade.

Paragrafo Primei ro

Cabera aos socios quotistas, representantes da maioria do capital social, deliberarem sabre a distin<;:ao dos Lueras da sociedade.

Paragrafo Segundo

A sociedade podera levantar balan<;:os intermediarios sempre que julgar conveniente e distribui r lucros intermediarios au intercalares, de acordo com as disposi<;:6es legais aplicaveis.

ClAUSULA 13A - LIQUIDACAO

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A sociedade ent ra em liquidaao par "deliberac;:ao dos s6cios quotistas representantes da maioria do capital social ou nos cases previstos em lei. Aos s6cios quotistas representa ntes da maioria go capital social cabera o direito de nomear o liquidante."
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.
E assim, por estarem justas e contratadas, as partes firmam o presente lnstrumento em
03 (tres) vias, de igual teor em forma, na presenc;:a de 02 (duas) testem unhas abaixo subscritas.

Sao Paulo, 10 de janei ro de 2 14.

SIG AUST · IA HOLDING GMBH
p. p. Audi eia Candia Procurado a

SIG COMBI LOC S.A.
p. p. Audi neia Candia Procuradora\

[Folha de assinaturas da 57• alterac;:ao do Contrato Social da SIG COMBIBLOC DO BRASIL]